                               8,000,000 Shares

                       Hyperion Telecommunications, Inc.

                             Class A Common Stock

                          U.S. UNDERWRITING AGREEMENT
                          ---------------------------

                                                                   May ___, 1998

SMITH BARNEY INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
NATIONSBANC MONTGOMERY SECURITIES LLC
    As Representatives of the U.S. Underwriters
 c/o Smith Barney Inc.
 388 Greenwich Street
 New York, New York 10013

Ladies & Gentlemen:

    Hyperion Telecommunications, Inc., a Delaware corporation (the "Company"),
                                                                    -------
proposes to issue and sell in the United States and Canada an aggregate of 8,000,000 shares (the "Firm Shares") of its Class A Common Stock, $.01 par value
                       -----------
per share (the "Class A Common Stock"), to the several Underwriters named in
                --------------------
Schedule I hereto (the "U.S. Underwriters"), for whom Smith Barney Inc., Credit
                        -----------------
Suisse First Boston and NationsBanc Montgomery Securities LLC are acting as representatives (the "Representatives"). The Company also proposes to sell to
                      ---------------
the U.S. Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 1,500,000 shares (the "Additional Shares") of Class
                                                   -----------------
A Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."
                                 ------

    It is understood that the Company is concurrently entering into an International Underwriting Agreement, dated the date hereof (the "International
                                                                  -------------
Underwriting Agreement"), providing for the sale of 2,000,000 shares (the "Firm
----------------------                                                     ----
International Shares") of the Class A Common Stock through arrangements with
--------------------
certain underwriters outside the United States and Canada (the "Managers"), for
                                                                --------
whom Smith Barney Inc., Credit Suisse First Boston (Europe) Limited and NationsBanc Montgomery Securities LLC are acting as lead managers (the "Lead
                                                                        ----
Managers").  The Firm International Shares and the Shares, collectively, are
--------
herein called the "Underwritten Shares."
                   -------------------

    The Company also understands that the Representatives and the Lead Managers have entered into an agreement (the "Agreement Between U.S. Underwriters and
                                     ---------------------------------------
Managers") contemplating the coordination of certain transactions between the
--------
U.S. Underwriters and the Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may purchase from the Managers a portion of the Firm International Shares or sell to the Managers a portion of the Shares. The Company understands that any such purchases and sales between the U.S. Underwriters and the Managers shall be governed by the

Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the International Underwriting Agreement.

    The Company wishes to confirm as follows its agreement with you (the "Representatives") and the other several U.S. Underwriters on whose behalf you
 ---------------
are acting, in connection with the several purchases of the Shares by the U.S. Underwriters.

    1.    Registration Statement and Prospectuses.  The Company has prepared and
          ---------------------------------------
filed with the Securities and Exchange Commission (the "Commission") in
                                                        ----------
accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 333-48209) under the Act,
 ---
including prospectuses subject to completion, relating to the Underwritten Shares. The term "Registration Statement" as used in this Agreement means the
                   ----------------------
registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and as thereafter amended by post-effective amendment. The term "Prospectuses" as used in this Agreement means
                                ------------
the prospectuses in the forms included in the Registration Statement or, if the prospectuses included in the Registration Statement omit information in reliance on Rule 430A under the Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the forms
 ------------
included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectuses" as used in this
                                    -----------------------
Agreement means the prospectuses subject to completion in the forms included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectuses shall have been amended from time to time prior to the date of the Prospectuses.

    It is understood that two forms of Prepricing Prospectus and two forms of Prospectus are to be used in connection with the offering and sale of the Underwritten Shares: a Prepricing Prospectus and a Prospectus relating to the Shares that are to be offered and sold in the United States or Canada to U.S. or Canadian Persons (the "U.S. Prepricing Prospectus" and the "U.S. Prospectus,"
                       --------------------------           ---------------
respectively), and a Prepricing Prospectus and a Prospectus relating to the Firm International Shares that are to be offered and sold outside the United States or Canada to persons other than U.S. or Canadian Persons (the "International
                                                               -------------
Prepricing Prospectus" and the "International Prospectus," respectively).  The
---------------------           ------------------------
U.S. Prospectus and the International Prospectus are herein collectively referred to as the "Prospectuses," and the U.S. Prepricing Prospectus and the
                    ------------
International Prepricing Prospectus are herein called the "Prepricing
                                                           ----------
Prospectuses."  For purposes of this Agreement: "Rules and Regulations" means
------------                                     ---------------------
the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable;
                                                  ------------
"U.S. or Canadian Person" means any resident or national of the United States or
 -----------------------
Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of
                                 -------------
America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas
 ------
subject to its jurisdiction.

    2.    Agreements to Sell and Purchase.  The Company hereby agrees, subject
          -------------------------------
to all the terms and conditions set forth herein, to issue and sell to each U.S. Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each U.S. Underwriter agrees, severally and not jointly, to purchase from the

Company, at a purchase price of $_____ per Share (the "purchase price per
                                                       ------------------
share"), the number of Firm Shares set forth opposite the name of such U.S.
------
Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

    The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the U.S. Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the U.S. Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be
                                   ---------------------
exercised at any time and from time to time prior to 5:00 P.M., New York City time, on the 30th day after the date of the U.S. Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the Nasdaq National Market is open for trading), up to an aggregate of 1,500,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) that bears the same proportion to the number of Additional Shares to be purchased by the U.S. Underwriters as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in
Schedule I hereto (or such number of Firm Shares increased as provided for in Section 10 hereof) bears to the aggregate number of Firm Shares.

    3.    Terms of Public Offering.  The Company has been advised by you that
          ------------------------
the U.S. Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the U.S. Prospectus.

    4.    Delivery of the Shares and Payment Therefor.  Delivery to the U.S.
          -------------------------------------------
Underwriters of and payment for the Firm Shares shall be made at the office of Latham and Watkins, 885 Third Avenue, New York, New York 10022 at 10:00 A.M., New York City time, on _____ ____, 1998 (the "Closing Date"). The place of
                                              ------------
closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

    Delivery to the U.S. Underwriters of and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be made at the aforementioned office of Latham & Watkins at such time on such date (the "Option Closing
                                                           --------------
Date"), which may be the same as the Closing Date but shall in no event be
----
earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the U.S. Underwriters to the Company of the U.S. Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

    Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

    5.    Agreements of the Company.  The Company agrees with the several U.S.
          -------------------------
Underwriters as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

          (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Prepricing Prospectuses or the Prospectuses or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectuses untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Company will furnish to you, without charge, four signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may request.

          (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectuses of which you shall not previously have been advised or to which you shall object after being so advised or (ii) so long as, in the written opinion of counsel for the U.S. Underwriters, a prospectus is required to be delivered in connection with sales by any U.S. Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you, as Representatives of the U.S. Underwriters, prior to or concurrently with such filing.

          (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the U.S. Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by dealers, prior to the date of the U.S. Prospectus, of each U.S. Prepricing Prospectus so furnished by the Company.

          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the written opinion of counsel for the U.S. Underwriters a prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer, the Company will expeditiously deliver to each U.S. Underwriter and each dealer, without charge, as many copies of the U.S. Prospectus as you may request. The Company consents to the use of the U.S. Prospectus in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the U.S. Prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the U.S. Underwriters is required to be set forth in the U.S. Prospectus or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the U.S. Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto and will expeditiously furnish to the U.S. Underwriters and dealers a reasonable number of copies thereof.

          (g) The Company will cooperate with you and with counsel for the U.S. Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several U.S. Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

          (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

          (i) During the period of five years after the date of this Agreement, the Company will (i) make generally available a copy of each report of the Company mailed to stockholders or filed with the Commission or the Nasdaq National Market and will promptly notify you of such mailing or filing and (ii) furnish to you from time to time such other information concerning the Company and its Subsidiaries as you may request.

          (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the U.S. Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the U.S. Underwriters) incurred by you in connection herewith.

          (k) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectuses.

          (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectuses pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

          (m)   For a period of 180 days after the date hereof (the "Lock-up
                                                                     -------
Period"), the Company will not, without the prior written consent of Smith
------
Barney Inc., offer, sell, contract to sell or otherwise dispose of any Common Stock (or any securities convertible into or exchangeable for Common Stock) or grant any options or warrants to purchase Common Stock, except for (i) sales to the U.S. Underwriters pursuant to this Agreement and the Managers pursuant to the International Underwriting Agreement, (ii) the issuance of shares to Adelphia Communications Corporation (the "Parent") in connection with the Adelphia Note Contribution (as defined in the Prospectuses) and (iii) the issuance of shares to the Parent in connection with the Adelphia Share Purchase (as defined in the Prospectuses); (iv) the issuance of options or grants under the Company's Long-Term Incentive Compensation Plan; (v) the issuance of the Adelphia Warrant (as defined in the Prospectuses); (vi) the issuance of the Additional MCI Warrants (as defined in the Prospectuses) required to be issued by the Company in accordance with the Company's agreement with MCImetro Access Transmission Services, Inc.; (vii) the issuance of shares pursuant to the exercise of warrants and options described in clauses (vi), (v) and (vi), the MCI Warrant (as defined in the Prospectuses) and the Lenfest Warrant (as defined in the Prospectuses); (viii) the issuance of Class B Common Stock upon the exercise of outstanding Class B Warrants (as defined in the Prospectuses); and
(ix) the issuance of shares upon the conversion of Class B Common Stock.

          (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by the Parent and each of the Company's stockholders set forth on Schedule II hereto.

          (o) Except as stated in this Agreement and in the International Underwriting Agreement and in the Prepricing Prospectuses and Prospectuses, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (p) The Company will use its best efforts to have the Common Stock listed, subject to notice of issuance, on the Nasdaq National Market concurrently with the effectiveness of the Registration Statement.

    6.    Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to each U.S. Underwriter that:

          (a) Each U.S. Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act; except that this representation and warranty does not apply to statements in or omissions from such U.S. Prepricing Prospectus made in reliance upon and in conformity with information relating to any U.S. Underwriter or Manager furnished to the Company in writing by a U.S. Underwriter through the Representatives or by a Manager through the Lead Managers expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

          (b) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectuses and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information relating to any U.S. Underwriter or Manager furnished to the Company in writing by a U.S. Underwriter through the Representatives or by a Manager through the Lead Managers expressly for use therein.

          (c) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the U.S. Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectuses.

          (d) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Shares as provided herein.

          (e) Each of this Agreement and the International Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or public policy or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (f) Each of the Company and its Subsidiaries (as defined) (A) has been duly organized, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its respective jurisdiction of formation, (B) has all requisite corporate or limited liability company power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement and the Prospectuses and to own, lease and operate its properties and (C) is duly qualified and in good standing as a foreign corporation or limited liability company, as applicable, and is authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to this clause (C), where the failure of the Company and its Subsidiaries to be so qualified or in good standing does not and could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the assets, liabilities, business, results of operations, condition (financial or otherwise), cash flows, affairs or prospects of the Company and the Subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Common Stock or (z) in any manner draw into question the validity of this Agreement or the ability to conduct its business in the manner set forth in the Registration Statements and the Prospectuses (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect"). The Company has no direct or indirect subsidiaries
------------------------
as of the Closing Date other than those set forth on Schedule III hereto (referred to herein collectively as "Subsidiaries" and individually as a
                                     ------------
"Subsidiary").
-----------

          (g) Each of the Joint Ventures (as defined) (A) has been duly formed as a partnership, limited liability company or corporation, as applicable, under the laws of its respective jurisdiction of formation, (B) has all requisite partnership, limited liability company or corporate power and authority, as applicable, to carry on its business as it is currently being conducted and as described in the Registration Statement and the Prospectuses and to own, lease and operate its properties and (C) is duly qualified and in good standing as a foreign partnership, limited liability company or corporation, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to this clause (C), where the failure to be so qualified or in good standing does not and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its Subsidiaries has any ownership interest in any Joint Venture other than those set forth on Schedule IV hereto (referred to herein collectively as "Joint
                                                                     -----
Ventures" and individually a "Joint Venture").
--------                      -------------

          (h) All of the outstanding capital stock of each Subsidiary is owned by the Company, free and clear of any security interest, claim, lien, limitations on voting rights or other charge or encumbrance, other than security interests, claims, liens, limitation on voting rights or other charges or encumbrances arising from the pledge of the capital stock of ______, ______, ______, and _____, as security for the Company's 12 1/4% Senior Secured Notes due 2004. Except as disclosed in the Prospectuses, there are not currently, and will not be as a result of the transactions contemplated hereby, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company, any Subsidiary or any Joint Venture.

          (i) None of the Company, the Subsidiaries or the Joint Ventures is and, after giving effect to the transactions contemplated hereby will be (A) in violation of its charter, bylaws, partnership agreement or operating agreement, as applicable, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (the "Telecommunications Act"), and the rules and regulations of the
                  ----------------------
Federal Communications Commission (the "FCC") and environmental laws, statutes,
                                        ---
ordinances, rules, regulations, judgments or court decrees) applicable to the Company, any Subsidiary, any Joint Venture or any of their respective assets or properties (whether owned or leased) other than, in the case of clauses (B) and
(C), any default or violation that could not reasonably be expected to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument that could reasonably be expected to have a Material Adverse Effect.

          (j) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened or contemplated to which the Company, any of the Subsidiaries or any of the Joint Ventures is or may be a party or to which the business or property of the Company, any Subsidiary or any Joint Venture is subject, (ii) no local, state or Federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the Telecommunications Act and the rules and regulations of the FCC) or order that has been enacted, adopted or issued by any governmental agency or, to the best of the Company's knowledge, that has been proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company, any Subsidiary or any Joint Venture is or could reasonably be expected to be subject or to which the business, assets, or property of the Company, any Subsidiary or any Joint Venture are could reasonably be expected to be subject, that, in the case of clauses (i), (ii) and (iii) above, (y) is required to be disclosed in the Registration Statement or the Prospectuses and that is not so disclosed, or (z) could reasonably be expected to individually or in the aggregate, result in a Material Adverse Effect.

          (k) Neither the issuance and sale of the Shares, the execution, delivery or performance by the Company of this Agreement or the International Underwriting Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby and thereby violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company, any Subsidiary or any Joint Venture, or an acceleration of any indebtedness of the Company, any Subsidiary or any Joint Venture pursuant to, (i) the charter or bylaws of the Company or any Subsidiary or the partnership agreement or operating agreement governing any Joint Venture, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company, any Subsidiary or any Joint Venture is a party or by which any of them or their property is or may be bound, (iii) any local, state or Federal law, statute, ordinance, rule, regulation or requirement (including, without limitation, the Telecommunications Act and the rules and regulations of the FCC and environmental laws, statutes, ordinances, rules or regulations) applicable to the Company, any Subsidiary, any Joint Venture or any of their respective assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, the Subsidiaries, the Joint Ventures or any of their assets or properties, except in the case of clauses (ii), (iii) and
(iv) for such violations conflicts, breaches, defaults, consents, impositions of liens or accelerations that would not singly, or in the aggregate, have a Material Adverse Effect. Other than as described in the Prospectuses, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency (including, without limitation, the FCC) or (B) any other person is required for (1) the execution, delivery and performance by the Company of this Agreement or the International Underwriting Agreement or (2) the issuance and sale of the Shares and the transactions contemplated hereby and thereby, except (x) such as have been obtained and made under the Act and state securities or Blue Sky laws and regulations or such as may be required by the NASD or (y) where the failure to obtain any such consent, approval, authorization or order of, or filing registration, qualification, license or permit would not reasonably be expected to result in a Material Adverse Effect.

          (l) The accountants who have certified or shall certify the financial statements included in the Registration Statement and the Prospectuses are independent public accountants as required by the Act. The historical financial statements of the Company and each of the Subsidiaries comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the financial position and results of operations of the Company and each of its Subsidiaries, at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The other financial information and data included in the Registration Statement and Prospectuses, historical and pro forma, are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and pro forma, included in the Prospectuses and the books and records of the Company, each of its Subsidiaries and each of its Joint Ventures, as applicable. The statistical information and data included in the Prospectuses are accurately presented in all material respects.

          (m) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectuses, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectuses are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

          (n) Except as disclosed in the Registration Statement and the Prospectuses, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses, (i) none of the Company, any Subsidiary or any Joint Venture has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company, the Subsidiaries and the Joint Ventures taken as a whole, not entered into any transaction not in the ordinary course of business,
(ii) there has not been, singly or in the aggregate, any change or development which could reasonably be expected to result in a Material Adverse Effect, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or its Subsidiaries on any class of capital stock and (iv) there has been no distribution of profits or return of capital contribution by any Joint Venture.

          (o) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectuses, the Prospectuses or other materials, if any, permitted by the Act.

          (p) There is (i) no unfair labor practice complaint pending against the Company, or any Joint Venture or threatened, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened against the Company, any Subsidiary or any Joint Venture,
(ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company, any Subsidiary or any Joint Venture threatened against the Company, any Subsidiary or the Joint Venture and (iii) no union representation question existing with respect to the employees of the Company, any Subsidiary or any Joint Venture that, in the case of clauses (i), (ii) or (iii), could reasonably be expected to result in a Material Adverse Effect. To the best of the Company's knowledge, no collective bargaining organizing activities are taking place with respect to the Company, the Subsidiaries or the Joint Ventures. None of the Company, any Subsidiary or any Joint Venture has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, which in the case of clause
  -----
(A), (B) or (C) above could reasonably be expected to result in a Material Adverse Effect.

          (q) None of the Company, any Subsidiary or any Joint Venture has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permit, license or other
                  ------------------
approval required of it under applicable Environmental Laws is violating any term or condition of such permit, license or approval which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

          (r) Each of the Company, the Subsidiaries and the Joint Ventures has
(i) good and marketable title to all of the properties and assets described in the Prospectuses as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Prospectuses or as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession under all leases to which any of them is a party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities (including, without limitation, the FCC), all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business as presently conducted by
 -------------
any of them in the manner described in the Prospectuses, except as described in the Prospectuses or where failure to hold such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are valid and in full force and effect and each of the Company, the Subsidiaries and the Joint Ventures is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All leases to which the Company, the Subsidiaries and the Joint Ventures is a party are valid and binding and no default by the Company, any Subsidiary or any Joint Venture has occurred and is continuing thereunder and no defaults by the landlord are existing under any such lease that could reasonably be expected to result in a Material Adverse Effect.

          (s) Each of the Company, the Subsidiaries and the Joint Ventures owns, possesses or has the right to employ all patents, patent rights, licenses (including all FCC, state, local or other jurisdictional regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual
                                                             ------------
Property") presently employed by the Company, its Subsidiaries or the Joint
--------
Ventures in connection with the businesses now operated by it or which are proposed to be operated by the Company, its Subsidiaries or the Joint Ventures free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and none of the Company, any Subsidiary or any Joint Venture has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing except as could not reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company, the Subsidiaries and the Joint Ventures does not infringe on the rights of any person, except would not have a Material Adverse Effect.

          (t) None of the Company, any Subsidiary, any Joint Venture or any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company, any Subsidiary or any Joint Venture, as the case may be, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company, any Subsidiary or any Joint Venture (or assist the Company, any Subsidiary or any Joint Venture in connection with any actual or proposed transaction) which (i) might subject the Company, any Subsidiary or any Joint Venture, or any other individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, could reasonably be expected to have had a Material Adverse Effect on the assets, business or operations of the Company, any Subsidiary or any Joint Venture or (iii) if not continued in the future, could reasonably be expected to have a Material Adverse Effect.

          (u) All tax returns required to be filed by the Company, each of the Subsidiaries and each of the Joint Ventures in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. There are no proposed additional tax assessments against the Company, any Subsidiary, any Joint Venture or the assets or property of the Company, any Subsidiary or any Joint Venture.

          (v) None of the Company, the Subsidiaries or the Joint Ventures is now, and after sale of the Shares to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Prospectuses under the caption "Use of Proceeds" will not be (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or
                                                 ----------------------
(ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "PUC Act").
                       -------

          (w) Except as disclosed in the Prospectuses, there are no holders of securities of the Company, the Subsidiaries or the Joint Ventures who, by reason of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement or the International Underwriting Agreement, have the right to request or demand that the Company, any of the Subsidiaries or any of the Joint Ventures register any of its securities (including, without limitation, Class A Common Stock and Class B Common Stock) under the Act. No such rights with respect to any shares of Class A Common Stock were exercised and will not be exercised in connection with the sale of the Shares for a period of 180 days after the date hereof.

          (x) Each of the Company, the Subsidiaries and the Joint Ventures maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

          (y) Each of the Company, the Subsidiaries and the Joint Ventures maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company, the Subsidiaries, the Joint Ventures and their respective businesses. None of the Company, any Subsidiary or any Joint Venture has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof.

          (z) None of the Company, any Subsidiary or any Joint Venture has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Class A Common Stock, (ii) since the date of the Prospectuses, (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Common Stock or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (aa) Set forth on Exhibit A hereto is a list of each employee pension
                            ---------
or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA (an "ERISA Affiliate") is a party in interest or disqualified person. The execution
 ---------------
and delivery of this Agreement and the issuance and sale of the Shares will not involve any prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended.

          (bb) None of (A) the execution, delivery and performance of this Agreement or the International Underwriting Agreement, (B) the issuance and sale of the Shares, (C) the application of the proceeds from the issuance and sale of the Shares or (D) the consummation of the transactions contemplated in connection with any of the foregoing as set forth in the Prospectuses, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

          (cc) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company, any of its Subsidiaries or any of its Joint Ventures and any other person that would give rise to a valid claim against the Company or any of the U.S. Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Common Stock.

          (dd) The Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act and the rules and regulations thereunder; each such document or report at the time it was filed conformed to the requirements of the Exchange Act and the rules and regulations thereunder; and none or such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (ee) Each of the Company, the Subsidiaries and the Joint Ventures has complied with all provisions of Section 517.075, Florida Statutes, relating to doing business with the Government of Cuba or with any affiliate located in Cuba.

          (ff) Except as disclosed in the Prospectuses, there are no business relationships or related party transactions required to be disclosed therein pursuant to Item 404 of Regulation S-K of the Commission.

          The Company acknowledges that the U.S. Underwriters and, for purposes of the opinions to be delivered to the U.S. Underwriters pursuant to Section 8(e), (f) and (g) hereof, counsel to the Company and counsel to the U.S. Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

    7.    Indemnification and Contribution.  (a) The Company agrees to indemnify
          --------------------------------
and hold harmless each of you and each other U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any U.S. Prepricing Prospectus or in the Registration Statement or the U.S. Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such U.S. Underwriter or Manager furnished in writing to the Company by any U.S. Underwriter through the Representatives and by any Manager through the Lead Managers expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any U.S. Prepricing Prospectus shall not inure to the benefit of any U.S. Underwriter (or to the benefit of any person controlling such U.S. Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such U.S. Underwriter to any person if a copy of the U.S. Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such U.S. Prepricing Prospectus was corrected in the U.S. Prospectus, provided that the Company has delivered the U.S. Prospectus to the several U.S. Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

    (b) If any action, suit or proceeding shall be brought against any U.S. Underwriter or any person controlling any U.S. Underwriter in respect of which indemnity may be sought against the Company, such U.S. Underwriter or such controlling person shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such U.S. Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such U.S. Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such U.S. Underwriter or such controlling person, and the Company and such U.S. Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such U.S. Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such U.S. Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any U.S. Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

    (c) Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with respect to information relating to such U.S. Underwriter furnished in writing by or on behalf of such U.S. Underwriter through the Representatives expressly for use in the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any U.S. Underwriter pursuant to this paragraph (c), such U.S. Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such U.S. Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such U.S. Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the U.S. Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the U.S. Underwriters may otherwise have.

    (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the U.S. Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the U.S. Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus. The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the U.S. Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    (e) The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

    (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

    (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any U.S. Underwriter or any person controlling any U.S. Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any U.S. Underwriter or any person controlling any U.S. Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 7.

    8.    Conditions of U.S. Underwriters' Obligations.  The several obligations
          --------------------------------------------
of the U.S. Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

          (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto (including pursuant to Rule 462(b)) to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any U.S. Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectuses or otherwise) shall have been complied with to your satisfaction.

          (c) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, that would have a Material Adverse Effect on the Company, the Subsidiaries and the Joint Ventures, taken as a whole, not contemplated by the Prospectuses, which in your opinion, as Representatives of the several U.S. Underwriters, would materially adversely affect the market for the Shares, or
(ii) any event or development relating to or involving the Company, the Subsidiaries, the Joint Ventures or any officer or director of the Company which makes any statement made in the Prospectuses untrue or which, in the opinion of the Company and its counsel or the U.S. Underwriters and their counsel, requires the making of any addition to or change in the Prospectuses in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectuses to reflect such event or development would, in your opinion, as Representatives of the several U.S. Underwriters, materially adversely affect the market for the Shares.

          (d) You shall have received a certificate, dated the Closing Date, signed on behalf of the Company by (i) the President or a Vice Chairman and (ii) a Vice President, Vice Chairman, Secretary or Assistant Secretary, in form and substance reasonably satisfactory to you, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), and (c) of this Section 8, certain incumbency matters and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed.

          (e) You shall have received on the Closing Date, an opinion, dated the Closing Date, in form and substance satisfactory to you, of Buchanan Ingersoll, counsel for the Company, to the effect set forth in Exhibit B hereto.
                                                    ---------

          (f) You shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to you, of Swidler & Berlin, special regulatory counsel to the Company, to the effect set forth in Exhibit C
                                                                      ---------
hereto.

          (g) You shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to you, of Latham & Watkins, counsel to the Representatives of the Underwriters, covering such matters as are customarily covered in such opinions.

          (h) At the time this Agreement is executed and at the Closing Date, you shall have received from Deloitte & Touche, independent public accountants for the Company dated as of the date of this Agreement and of the Closing Date, respectively, a customary comfort letter addressed to the you and in form and substance satisfactory to you with respect to the financial statements and certain financial information of the Company, the Subsidiaries and the Joint Ventures contained in the Registration Statement and the Prospectuses.

          (i)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectuses; (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as may otherwise be stated in the Registration Statement and, any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; and (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectuses.

          (j) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (k) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this
Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (l) The Shares shall have been listed or approved for listing upon notice of issuance on the Nasdaq National Market.

          (m) The closing under the International Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

          (n) The Adelphia Share Purchase shall have occurred in accordance with the terms and conditions set forth in the letter agreement by which the Parent and the Company have agreed to effectuate the Adelphia Share Purchase (the "Adelphia Share Purchase Agreement") and the Adelphia Note Contribution shall have occurred in accordance with the terms and conditions set forth in the letter agreement by which the Parent and the Company have agreed to effectuate the Adelphia Note Contribution (the "Adelphia Note Contribution Agreement").

          (o) As set forth in that certain letter of understanding dated April ___, 1998, among the Company, the Parent and MCI (the "MCI Agreement"): (i) the MCI Warrant (as defined in the Prospectuses) and the Additional MCI Warrants shall been issued to MCI (as defined in the Prospectuses), (ii) the MCI Warrant and the Additional MCI Warrants shall have been purchased from MCI by the Parent and (iii) the Company shall have issued the Adelphia Warrant (as defined in the Prospectuses) to the Parent.

          (p) Prior to the Closing Date, the Company, the Subsidiaries and the Joint Ventures shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

        All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

        Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the U.S. Underwriters, or to counsel for the U.S. Underwriters, shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the statements made therein.

        The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the Subsidiaries and the Joint Ventures, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

        9.  Expenses.  The Company agrees to pay the following costs and
            --------
expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prepricing Prospectuses, the Prospectuses, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prepricing Prospectuses, the Prospectuses, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares;
(iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Class A Common Stock under the Exchange Act and the listing of the Shares on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the U.S. Underwriters relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the U.S. Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

          10.  Effective Date of Agreement.  This Agreement shall become
               ---------------------------
effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several U.S. Underwriters, by notifying the Company.

       If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting U.S. Underwriter or U.S. Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date, each non-defaulting U.S. Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting U.S. Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among U.S. Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting U.S. Underwriter or U.S. Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting U.S. Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting U.S. Underwriter from liability in respect of any such default of any such U.S. Underwriter under this Agreement. The term "U.S. Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting U.S. Underwriter is obligated, but fails or refuses, to purchase.

        Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

        11. Termination of Agreement.  This Agreement shall be subject to
            ------------------------
termination in your absolute discretion, without liability on the part of any U.S. Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited,
(ii) a general moratorium on commercial banking activities in New York or Philadelphia shall have been declared by either federal or state authorities, or
(iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the U.S. Prospectus or to enforce contracts for the resale of the Shares by the U.S. Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

        12. Information Furnished by the U.S. Underwriters.  The statements set
            ----------------------------------------------
forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first, third, seventh, eighth, ninth and fifteenth paragraphs under the caption "Underwriting" in any U.S. Prepricing Prospectus and in the U.S. Prospectus, constitute the only information furnished by or on behalf of the U.S. Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

        13. Miscellaneous.  Except as otherwise provided in Sections 5, 10 and
            -------------
11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at Hyperion Telecommunications, Inc., Main at Water Street, Coudersport, Pennsylvania 16915, Attention: Edward E. Babcock, Jr., Vice President, Finance; or (ii) if to you, as Representatives of the several U.S. Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention:
Manager, Investment Banking Division.

        This Agreement has been and is made solely for the benefit of the several U.S. Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any U.S. Underwriter of any of the Shares in his status as such purchaser.

        14. Applicable Law; Counterparts.  This Agreement shall be governed by
            ----------------------------
and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

        Please confirm that the foregoing correctly sets forth the agreement between the Company and the several U.S. Underwriters.


                              Very truly yours,


                              HYPERION TELECOMMUNICATIONS, INC.


                              By:
                                 -------------------------------------------
                                 Name:
                                 Title:


Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
U.S. Underwriters named in Schedule I
hereto.

SMITH BARNEY INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
NATIONSBANC MONTGOMERY SECURITIES LLC
  As Representatives of the Several U.S. Underwriters


By   SMITH BARNEY INC.

  By:
     -------------------------------------------
     Name:
     Title:

                                  SCHEDULE I


                       HYPERION TELECOMMUNICATIONS INC.


U.S. Underwriter                                Number of Firm Shares
----------------                                ---------------------

Smith Barney Inc.
Credit Suisse First Boston Corporation
NationsBanc Montgomery Securities LLC              ________________


TOTAL

                                  SCHEDULE II

Daniel R. Milliard

Charles R Drenning

Paul D. Fajerski

Randolph S. Fowler

                                  SCHEDULE III
                                  ------------

                                  SUBSIDIARIES
                                  ------------

                                  SCHEDULE  IV
                                  ------------

                                 JOINT VENTURES
                                 --------------

                                   EXHIBIT A
                                   ---------

                      LIST OF EMPLOYEE PENSION AND BENEFIT
                      ------------------------------------
                   PLANS OF HYPERION TELECOMMUNICATIONS, INC.
                   ------------------------------------------
                              AND ITS SUBSIDIARIES
                              --------------------

                                   EXHIBIT B
                                   ---------

                     FORM OF OPINION OF BUCHANAN INGERSOLL
                     -------------------------------------

  1. Each of the Company and the Subsidiaries is duly organized and validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of formation, as applicable, and has all requisite corporate or limited liability company power and authority to carry on its business as it is being conducted and as described in the Registration Statement and the Prospectuses and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation or limited liability company, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

  2. Each of the Joint Ventures has been duly incorporated or formed as a corporation, general partnership, limited partnership or limited liability company under the laws of its jurisdiction of incorporation or formation, as applicable, and has all requisite corporate, partnership or limited liability company power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectuses, and is duly qualified to transact business as a foreign corporation, general partnership, limited partnership or limited liability company, as applicable, in each jurisdiction in which the character of the business being conducted by it or the location of the property owned by it makes such qualification necessary, except where the failure to so qualify, singly or in the aggregate, would not have a Material Adverse Effect. Each Joint Venture that is a corporation, limited partnership or limited liability company is validly existing and is in good standing under the laws of its jurisdiction of incorporation or formation, as applicable.

  3. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. All of the outstanding shares of capital stock of the Company is as set forth in the Prospectuses under the caption "Capitalization." The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectuses under the caption "Description of Capital Stock."

  4. All the shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company pursuant to the Underwriting Agreements have been duly authorized and validly issued, and are fully paid and nonassessable.

  5. The Underwritten Shares to be issued and sold to the U.S. Underwriters and Managers by the Company under the U.S. Underwriting Agreement and the International Underwriting Agreement have been duly authorized and when issued and delivered to the U.S. Underwriters and Managers against payment therefor in accordance with the terms of the U.S. Underwriting Agreement and the International Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of any (A) preemptive rights or (B) to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Class A Common Stock upon the issuance thereof by the Company.

  6. The Adelphia New Shares (as defined in the Prospectuses) have been duly authorized and when issued and delivered to the Parent against payment therefor in accordance with the terms of the Adelphia Share Purchase Agreement or the Adelphia Note Contribution Agreement, as the case may be, will be validly issued, fully paid and nonassessable and free of (A) preemptive rights or (B) to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any shares of Class A Common Stock upon the issuance thereof by the Company.

  7. The Additional MCI Warrants (as defined in the Prospectuses) have been duly authorized and, when executed and delivered pursuant to the terms of the Warrant Agreement (the "MCI Warrant Agreement"), dated June 13, 1997, between the Company and MCImetro Access Transmission Services, Inc. ("MCI"), will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

  8. The maximum number of Shares issuable upon exercise of the Additional MCI Warrants has been duly authorized and reserved for issuance by the Company at the time and in the manner required by the MCI Warrant Agreement and, upon (i) due exercise of the Additional MCI Warrants and (ii) delivery of Shares upon such exercise, in each case, in accordance with the terms of the Additional MCI Warrants and the MCI Warrant Agreement, such Shares will be validly issued, fully paid and nonassessable.

  9. Upon due issuance of the Additional MCI Warrants, the Company will have satisfied its obligation to issue "Additional Initial Warrants" (as such term is defined in the MCI Warrant Agreement) under Section 2.2 of the MCI Warrant
                                            -----------
Agreement.

  10. The Adelphia Warrant (as defined in the Prospectuses) has been duly authorized and, when executed and delivered pursuant to the terms of the MCI Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

  11. The maximum number of Shares issuable upon exercise of the Adelphia Warrant has been duly authorized and reserved for issuance by the Company and, upon (i) due exercise of the Adelphia Warrant and (ii) delivery of Shares upon such exercise, in each case, in accordance with the terms of the Adelphia Warrant, such Shares will be validly issued, fully paid and nonassessable.

  12. The form of certificates for the Underwritten Shares and the Adelphia New Shares conforms to the requirements of the Nasdaq National Market and the Delaware General Corporation Law.

  13. The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectuses pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

  14. The Company has the corporate power and authority to enter into the U.S. Underwriting Agreement and the International Underwriting Agreement and to issue, sell and deliver the Shares to be sold by it to the U.S. Underwriters and Managers as provided therein, and each of the U.S. Underwriting Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws not or hereafter in effect relating to creditors' rights generally, (B) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (C) rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or the public policy underlying such laws.

  15. All of the Joint Venture's limited partnership and limited liability company interests owned by each Subsidiary have been duly authorized and validly issued and, except for matters referenced by the Prospectuses, all of the partnership and limited liability company interests owned in the Joint Ventures which are owned of record by each respective Subsidiary are, to the best of our knowledge, owned free and clear of any security interest, lien or other encumbrance.

  16. All of the outstanding capital stock of each Subsidiary is owned by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance. There are not, to our knowledge, other than as set forth in the Prospectuses, currently, and will not be following the issuance and sale of the Shares, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any Subsidiary.

  17. The Registration Statement and the Prospectuses and any supplements or amendments thereto (except for the financial statements, schedules, and notes thereto and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act.

  18. Neither the issuance, sale or delivery of the Underwritten Shares, nor the execution, delivery or performance of the U.S. Underwriting Agreement or the International Underwriting Agreement, or compliance by the Company with all provisions of the U.S. Agreement and the International Underwriting Agreement, nor consummation by the Company of the transactions contemplated hereby or by the International Underwriting Agreement violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any Subsidiary, or an acceleration of any indebtedness of the Company or any Subsidiary pursuant to, (i) the charter or bylaws of the Company or any Subsidiary, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its property is or may be bound identified to such counsel as material (assuming all of such agreements are governed by Pennsylvania law), (iii) any local, state or Federal law, statute, ordinance, requirement, administrative statute, rule or regulation applicable to the Company or any Subsidiary or its assets or properties (except with respect to the matters set forth in the opinion of Swidler & Berlin, as to which no opinion need be expressed) or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or its assets or properties known to such counsel, except in the case of clauses (ii), (iii) and (iv) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (x) would not, singly or in the aggregate, have a Material Adverse Effect or (y) are disclosed in the Prospectuses. Assuming compliance with applicable state securities and Blue Sky laws, as to which such counsel need express no opinion, and except for the filing of a registration statement under the Act, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for (1) the execution, delivery and performance by the Company of the U.S. Underwriting Agreement and the International Underwriting

Agreement, (2) the issuance and sale of the Shares or (3) consummation by the Company, the Subsidiaries and the Joint Ventures of the transactions described in the Prospectuses, except such as have been obtained and made or have been disclosed in the Prospectuses, and except where the failure to obtain such consents or waivers would not, singly or in the aggregate, have a Material Adverse Effect. To the best of such counsel's knowledge, no consents or waivers from any other person are required for the execution, delivery and performance by the Company of the U.S. Underwriting Agreement and the International Underwriting Agreement or the issuance and sale of the Underwritten Shares, other than such consents and waivers as have been obtained.

  19. None of the Company, its Subsidiaries or the Joint Ventures is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

  20. Except as set forth in the Prospectuses, there are no holders of securities of the Company who, by reason of the execution by the Company of the U.S. Underwriting Agreement or the International Underwriting Agreement or the consummation by the Company of the transactions contemplated thereby, have the right to request or demand that the Company register under the Act securities held by them.

  21. None of (A) the execution, delivery and performance of the U.S. Underwriting Agreement or the International Underwriting Agreement, (B) the issuance and sale of the Shares and the application of the proceeds from the issuance and sale of the Shares or (C) the consummation of the transactions contemplated in connection with any of the foregoing as set forth in the Prospectuses, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

  22. To the knowledge of such counsel, there is (i) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, or threatened or contemplated to which any of the Company or any Subsidiary is or may be a party or to which the business or property of any of the Company or any Subsidiary is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, or (iii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which any of the Company or any Subsidiary is or may be subject has been issued that, in the case of clauses (i), (ii) and (iii) above, (x) is required to be disclosed in the Prospectuses and that is not so disclosed and, (y) could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, it being understood that for purposes of this opinion, such counsel need express no opinion with respect to
(i) actions, suits investigation or proceedings before the FCC or any similar state regulatory commission or body, (ii) statutes, rules, regulations or orders by any FCC or any similar state regulatory commission or (iii) injunctions, restraining orders or other orders by the FCC or any similar state regulatory commission or body.

  Although we have not undertaken, except as otherwise indicated in our opinion, to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement, we have participated in the preparation of the Registration Statement and the Prospectuses, including general review and discussion of the contents thereof but have made no independent check or verification thereof, and no facts have come to our attention that would lead us to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectuses, as of their respective dates and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be

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

stated in the Prospectuses or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Prospectuses, as of their respective dates, and as of the Closing Date and the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated in the Prospectuses or necessary in order to make the statements in the Prospectuses, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules, pro forma financial statements and the notes thereto and other financial data included in the Registration Statement and the Prospectuses.

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

                                   EXHIBIT C
                                   ---------

                     FORM OF OPINION OF REGULATORY COUNSEL
                     -------------------------------------


  1. Each of the Company, the Subsidiaries and the Joint Ventures has all of the licenses, permits and authorizations, if any, required by the FCC and the State Regulatory Agencies for the provision of telecommunications services except where the failure to obtain or hold such license, permit or authority would not have a Material Adverse Effect on the Company, the Subsidiaries and the Joint Ventures, taken as a whole.

  2. Neither the Company, any Subsidiaries nor any Joint Ventures is subject to any pending complaint or investigation before the FCC or, to the best knowledge of counsel, to any threatened complaint or investigation before the FCC, or, any pending or threatened complaint or investigation before any State Regulatory Agencies based on any alleged violation by the Company, the Subsidiaries or the Joint Ventures in connection with their provision of or failure to provide telecommunications services.

  3. The statements in the Prospectuses under the heading of "Risk Factors - Regulation" and "Regulation" fairly and accurately summarize the matters therein described.

  4. The Company, the Subsidiaries and the Joint Ventures have the consents, approvals, authorizations, licenses, certificates, permits, or orders of the FCC or any State Regulatory Agency if any, for the consummation of the transactions contemplated in the Underwriting Agreements except where the failure to obtain the consents, approvals, authorizations, licenses, certificates, permits or orders would not have a Material Adverse Effect on the Company, the Subsidiaries and the Joint Ventures, taken as a whole.

  5. Neither the execution and delivery of the Underwriting Agreements nor the issuance of the Shares will conflict with or result in a violation of any order or regulation of the FCC or any State Regulatory Agency applicable to the Company, its Subsidiaries or the Joint Ventures except where the conflict with or the violation of which would not have a material adverse impact on the Company, the Subsidiaries and the Joint Ventures, taken as a whole.

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